EXHIBIT 99.1

3D Systems Reports Operating Results for the Third Quarter

Improved Net Income and Gross Profit Margin on Sequentially Higher Revenue and Reduced Operating Expenses

ROCK HILL, S.C., Nov. 3, 2009 (GLOBE NEWSWIRE) -- 3D Systems Corporation (Nasdaq:TDSC), a leading provider of 3-D Printing, Rapid Prototyping and Manufacturing parts and systems solutions, announced its operating results for the third quarter and first nine months of 2009 today.

The company reported diluted earnings per share of 4 cents for the third quarter of 2009 on lower revenue. Gross profit margin and operating expenses both improved compared to the third quarter of 2008.

The company reported $0.9 million of third quarter net income, including $1.8 million of non-cash expenses primarily related to depreciation and amortization expense.

The company's cash position remained unchanged from the previous quarter. For the first nine months of 2009, the company generated $1.8 million of net cash to end the period with $24.0 million of available cash compared to $22.2 million at December 31, 2008.

The table below summarizes the company's key financial results for the third quarters and first nine months of 2009 and 2008.

                       Operating Highlights
                Third Quarters and First Nine Months
            ($ in millions except for per share amounts)

----------------------------------------------------------------------
                      Third Quarter            First Nine Months
----------------------------------------------------------------------
                                  %                            %
                               Change                       Change
Operating                     Favorable                    Favorable
Highlights     2009   2008  (Unfavorable)  2009    2008  (Unfavorable)
----------------------------------------------------------------------
 Revenue      $ 27.7  $ 35.6     (22%)    $ 76.4   $104.0     (27%)
----------------------------------------------------------------------
 Gross profit $ 12.3  $ 14.0     (12%)    $ 33.6   $ 40.3     (17%)
  % of Revenue    45%     39%                 44%      39%
----------------------------------------------------------------------
 Operating
  expenses    $ 11.2  $ 14.3      22%     $ 35.0   $ 47.1      26%
  % of Revenue    41%     40%                 46%      45%
----------------------------------------------------------------------
 Operating
  income
  (loss)      $  1.1   ($0.3)    473%      ($1.4)   ($6.8)     80%
----------------------------------------------------------------------
 Net income
  (loss)      $  0.9   ($1.0)    191%      ($2.5)   ($8.0)     69%
======================================================================
 Diluted
  earnings
  (loss) per
  share       $ 0.04  ($0.04)    190%     ($0.11)  ($0.36)     69%
----------------------------------------------------------------------
 Available
  cash        $ 24.0   $ 18.1     32%     $ 24.0   $ 18.1      32%
----------------------------------------------------------------------
 Depreciation
  & Amorti-
  zation      $  1.3   $  1.8     28%     $  4.3   $  5.0      12%
  % of Revenue     5%       5%                 6%       5%
----------------------------------------------------------------------

"We are pleased that sales of systems and materials rebounded somewhat during the quarter amidst a continued challenging operating environment world-wide," said Abe Reichental, 3D Systems' President and Chief Executive Officer.

"We believe that our ability to deliver improved net income on lower revenue that was derived from a higher portion of 3-D printers, demonstrates the leverage we achieved from the cost reductions and productivity improvements we implemented over the past 24 months," continued Reichental.

Systems revenue increased sequentially by $0.9 million but declined to $6.8 million compared to the third quarter of 2008. 3-D Printer sales accounted for nearly half of all systems revenue, reflecting the first full-quarter revenue contribution of V-Flash(R) Desktop Printers and sustained demand for our expanded family of ProJet(TM) Professional Printers.

Materials sales grew by $1.4 million sequentially, indicating a modest recovery across the installed base, but were 20% below the third quarter of 2008. Integrated materials contributed $0.5 million to the sequential quarterly growth.

Service revenue rose sequentially by 8% but at $7.7 million for the quarter was lower than comparable 2008 quarterly revenue reflecting the cumulative impact of the trailing 12-month decline in large-frame systems revenue on recurring maintenance and warranty revenue. These declines began during the first quarter of 2008.

Notwithstanding its 14% lower service revenue, the company reported that service gross profit margin rose 21 percentage points to 48% over the comparable 2008 period, reflecting the results of continued quality improvements. Gross profit for services was $3.7 million, an increase of $1.3 million over the third quarter of 2008.

"We are pleased that during a most challenging operating period, we were able to continue to strengthen our balance sheet and get our house in order operationally and financially," added Reichental. "Our current financial strength and flexibility, as reflected by our debt-free balance sheet and sustained cash position, enabled us to begin to pursue new organic and acquisition-related growth initiatives.

"We expect to benefit competitively from our expanding products and services portfolio that now includes 3Dproparts(TM), the world's largest Rapid Prototyping and Manufacturing parts service. We remain confident in our ability to execute on our strategic plans and provide value to our customers and stockholders," concluded Reichental.

Conference Call and Audio Webcast Details

3D Systems will hold a conference call and audio webcast to discuss its operating results for the third quarter and first nine months of 2009 on Wednesday, November 4, 2009 at 9:00 a.m., Eastern Time.

  * To access this Conference Call, dial 1-888-336-3485 (or 706-634-
    0653 from outside the United States).  The confirmation code is
    360-281-48.

  * To access the audio webcast, log onto 3D Systems' Web site at
    www.3dsystems.com/ir.  To ensure timely participation and
    technical capability, we recommend logging on a few minutes prior to the conference call to activate your participation.
    The webcast will be available for replay beginning approximately three hours after completion of the call at: www.3dsystems.com/ir.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking. Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of 3-D Printing, Rapid Prototyping and Manufacturing parts and systems solutions. Its systems and materials reduce the time and cost of designing products and facilitate direct and indirect manufacturing by creating actual parts directly from digital input. 3D Systems also operates 3dproparts.com, the world's largest Rapid Prototyping and Manufacturing parts service. These solutions are used for design communication and prototyping as well as for production of functional end-use parts: Transform your products.

More information on the company is available at www.3Dsystems.com, www.modelin3d.com, www.3Dsystems.com/3dm, www.3Dproparts.com, www.3Dsystems.com/ir, www.toptobottomdental.com, www.mqast.com, http://blog.3Dsystems.com, or via email at moreinfo@3Dsystems.com.

The 3D Systems Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4537

                        3D SYSTEMS CORPORATION
           Condensed Consolidated Statements of Operations
     Quarters and Nine Months Ended September 30, 2009 and 2008
                             (Unaudited)

                                 Quarters Ended     Nine Months Ended
                                  September 30,       September 30,
                               ------------------  ------------------
 (in thousands, except           2009      2008       2009     2008
  per share amounts)           --------  --------  --------  --------

 Revenue:
  Products                     $ 19,948  $ 26,559  $ 53,021  $ 77,037
  Services                        7,719     9,018    23,382    26,983
                               --------  --------  --------  --------
    Total revenue                27,667    35,577    76,403   104,020

 Cost of sales:
  Products                       11,309    14,925    28,689    42,888
  Services                        4,039     6,615    14,086    20,790
                               --------  --------  --------  --------
    Total cost of sales          15,348    21,540    42,775    63,678
                               --------  --------  --------  --------

 Gross profit                    12,319    14,037    33,628    40,342
                               --------  --------  --------  --------

 Operating expenses:
  Selling, general and
   administrative                 8,362    10,414    26,368    36,033
  Research and development        2,865     3,916     8,618    11,091
                               --------  --------  --------  --------
    Total operating expenses     11,227    14,330    34,986    47,124
                               --------  --------  --------  --------

 Operating income (loss)          1,092      (293)   (1,358)   (6,782)

 Interest and other expense,
  net                                59       336       546       165
                               --------  --------  --------  --------

 Income (loss) before provision
  for income taxes                1,033      (629)   (1,904)   (6,947)
 Provision for income taxes         106       360       566     1,056
                               --------  --------  --------  --------

 Net income (loss)                  927      (989)   (2,470)   (8,003)
 Net income attributable to
  noncontrolling interest            25        --        29        --

 Net income (loss) attributable
  to 3D Systems                $    902  $   (989) $ (2,499) $ (8,003)
                               ========  ========  ========  ========

 Shares used to calculate basic
  earnings (loss) per share      22,627    22,366    22,504    22,348
                               ========  ========  ========  ========

 Shares used to calculate
  diluted earnings (loss) per
  share                          22,694    22,366    22,504    22,348
                               ========  ========  ========  ========

 Basic and diluted net earnings
  (loss) per share (1)         $   0.04  $  (0.04) $  (0.11) $  (0.36)
                               ========  ========  ========  ========

 (1) See Schedule 1 for the calculation of basic and diluted net loss per share.

                       3D SYSTEMS CORPORATION
               Condensed Consolidated Balance Sheets
              September 30, 2009 and December 31, 2008
                            (Unaudited)

                                         September 30,    December 31,
 (in thousands)                              2009            2008
                                         -------------   -------------

                    ASSETS
 Current assets:
  Cash and cash equivalents                $  23,981       $  22,164
  Accounts receivable, net                    19,059          25,276
  Inventories, net                            20,284          21,018
  Prepaid expenses and other current
   assets                                      2,336           1,601
  Deferred income tax assets                     805             935
  Restricted cash                                 93           3,309
                                          -------------   ------------
    Total current assets                      66,558          74,303

 Property and equipment, net                  21,109          24,072
 Other intangible assets, net                  3,120           3,663
 Goodwill                                     48,382          48,010
 Other assets, net                             2,974           2,954
                                         -------------   -------------
                                           $ 142,143       $ 153,002
                                         =============   =============

            LIABILITIES AND EQUITY
 Current liabilities:
  Industrial development bonds related to
   assets held for sale                    $      --       $   3,085
  Current portion of capitalized lease
   obligations                                   207             195
  Accounts payable                            13,045          17,133
  Accrued liabilities                          7,165           8,057
  Customer deposits                            1,040           1,136
  Deferred revenue                             7,503           9,418
                                         -------------   -------------
    Total current liabilities                 28,960          39,024

 Long-term portion of capitalized lease
  obligations                                  8,311           8,467
 Other liabilities                             3,703           3,277
                                         -------------   -------------
    Total liabilities                         40,974          50,768
                                         -------------   -------------

 Stockholders' equity:
  Common stock, authorized 60,000 shares,
   issued and outstanding 22,712 shares
   (2009) and 22,424 shares (2008)                23              22
  Additional paid-in capital                 177,372         176,180
  Treasury stock, at cost; 74 shares
   (2009) and 59 shares (2008)                  (134)           (120)
  Accumulated deficit in earnings            (81,056)        (78,557)
  Accumulated other comprehensive income       4,935           4,709
                                         -------------   -------------
    Total 3D Systems stockholders' equity    101,140         102,234
  Noncontrolling interest                         29              --
                                         -------------   -------------
    Total Equity                             101,169         102,234
                                         -------------   -------------
                                           $ 142,143       $ 153,002
                                         =============   =============

                          3D SYSTEMS CORPORATION
             Condensed Consolidated Statements of Cash Flows
              Nine Months Ended September 30, 2009 and 2008
                               (Unaudited)

                                                    Nine Months Ended
                                                      September 30,
                                                  -------------------
 (in thousands)                                     2009       2008
                                                  --------   --------

 Cash flows from operating activities:
 Net loss attributable to 3D Systems              $ (2,499)  $ (8,003)
 Net income attributable to noncontrolling
  interest                                              29         --
                                                  --------   --------
 Net loss                                           (2,470)    (8,003)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
  Deferred income taxes                                153         29
  Depreciation and amortization                      4,341      4,953
  Provision for bad debts                              941        745
  Stock-based compensation                             936      1,144
  Gain on the disposition of property and
   equipment                                           151         --
  Changes in operating accounts:
    Accounts receivable                              5,316      5,367
    Inventories                                        744     (6,765)
    Prepaid expenses and other current assets         (468)     2,086
    Accounts payable                                (4,367)    (3,641)
    Accrued liabilities                             (1,041)    (2,320)
    Customer deposits                                 (116)        60
    Deferred revenue                                (2,180)    (1,510)
    Other operating assets and liabilities             295        (71)
                                                  --------   --------
    Net cash provided by (used in) operating
     activities                                      2,235     (7,926)
                                                  --------   --------

 Cash flows used in investing activities:
  Purchases of property and equipment                 (634)    (4,032)
  Additions to license and patent costs               (149)      (352)
  Proceeds from disposition of property and
   equipment                                            34         --
                                                  --------   --------
    Net cash used in investing activities             (749)    (4,384)
                                                  --------   --------

 Cash flows provided by financing activities:
  Restricted stock proceeds and stock options, net     242      1,091
  Repayment of long-term debt                         (145)      (376)
  Repayment of short-term borrowings                (3,085)        --
  Restricted cash                                    3,216         --
                                                  --------   --------
    Net cash provided by financing activities          228        715
                                                  --------   --------

 Effect of exchange rate changes on cash               103         25
                                                  --------   --------
 Net increase (decrease) in cash and cash
  equivalents                                        1,817    (11,570)

 Cash and cash equivalents at the beginning of
  the period                                        22,164     29,689
                                                  --------   --------
 Cash and cash equivalents at the end of the
  period                                          $ 23,981   $ 18,119
                                                  ========   ========
 Supplemental Cash Flow Information:

 Interest payments                                $    474   $    713
 Income tax (receipts) payments                       (208)       637
 Non-cash items:
  Transfer of equipment from inventory to property
   and equipment                                       461      4,899
  Transfer of equipment to inventory from property
   and equipment                                       341      1,597

                            Schedule 1
                           (Unaudited)

 Following is a reconciliation of the numerator and denominator of the basic and diluted net earnings (loss) per share computations:

                                     Quarter Ended   Nine Months Ended
                                     September 30,     September 30,
                                   ----------------  -----------------
 (in thousands, except               2009     2008     2009     2008
  per share amounts)               -------  -------  -------  -------

 Basic and diluted earnings (loss)
  per share:
 Basic earnings (loss) per share:
 Numerator:
 Net income (loss)                 $   902  $  (989) $(2,499) $(8,003)
                                   =======  =======  =======  =======
 Denominator:
 Weighted average common shares
  outstanding                       22,627   22,366   22,504   22,348
                                   =======  =======  =======  =======

 Basic net earnings (loss) per
  share                            $  0.04  $ (0.04) $ (0.11) $ (0.36)
                                   =======  =======  =======  =======

 Diluted earnings (loss) per share:
 Numerator:
 Net income (loss)                 $   902  $  (989) $(2,499) $(8,003)
                                   =======  =======  =======  =======

 Denominator:
 Weighted average common shares
  outstanding                       22,627   22,366   22,504   22,348
 Effect of dilutive securities:
 Stock options and restricted
  stock awards                          67       --       --       --
                                   -------  -------  -------  -------
 Diluted weighted average shares
  outstanding                       22,694   22,366   22,504   22,348
                                   =======  =======  =======  =======

 Diluted net earnings (loss)
  per share                        $  0.04  $ (0.04) $ (0.11) $ (0.36)
                                   =======  =======  =======  =======

CONTACT:  3D Systems Corporation
          Investor Contact:
            803-326-4010
            MolbertA@3dsystems.com
          Media Contact:
          Katharina Hayes
            803-326-3941
            HayesK@3dsystems.com